Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

December 16, 2009

Toreador Resources Corporation

c/o Toreador Holding SAS

9 rue Scribe

75009 Paris, France

Ladies and Gentlemen:

We have acted as counsel to Toreador Resources Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”) relating to the issuance and sale from time to time of an aggregate initial offering price of up to $200,000,000 of (i) shares of common stock, par value $0.15625 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”), (iii) depositary shares, which represent fractional interests in preferred shares (the “Depositary Shares”) and which may be evidenced by depositary receipts (the “Depositary Receipts”), (iv) warrants to purchase Common Stock, Preferred Stock, Depositary Shares and/or Debt Securities (as defined below) (the “Warrants”), (v) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares and/or Debt Securities (the “Rights”), (vi) debt securities (the “Debt Securities”), (vii) share purchase contracts for the purchase and sale of Common Stock (the “Share Purchase Contracts”), (viii) share purchase units, consisting of a Share Purchase Contract and one or more other securities (the “Share Purchase Units”) and (ix) units consisting of one or more of any of the Common Stock, Preferred Stock, Depositary Shares, Debt Securities and/or Warrants (the “Units”).  The Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights, Debt Securities, Share Purchase Contracts, Share Purchase Units and Units are herein collectively referred to as the “Securities.”

We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the form of indenture for senior debt securities (the “Senior Indenture”), (ii) the form of indenture for subordinated debt securities (the “Subordinated Indenture”), (iii) a copy of the restated certificate of incorporation and bylaws of the Company, (iv) the Registration

Statement and (v) such other documents, records, papers, statutes, authorities and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined.  In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.  With respect to certain factual matters, we have relied upon a certificate of an officer of the Company.

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) each party to any document entered into connection with the issuance or delivery of any such Security other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iii) the Registration Statement and any amendments thereto shall be effective under the Securities Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (iv) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Securities and Exchange Commission in compliance with the Securities Act and will comply with applicable laws at the time the Securities are offered or issued; (v) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and in compliance with the “blue sky” laws of certain states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (vii) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, (viii) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange and (ix) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference.

We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security nor the documents governing such Securities will violate any applicable law or will result in a violation of, or constitute a default or breach under, any provision of any instrument or agreement then binding upon the Company, any restriction imposed by any court or governmental body having jurisdiction over the Company or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

A.            Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.     With respect to the Common Stock, (i) when all necessary and appropriate corporate action  has been taken by the Company and its stockholders, including to authorize and approve the issuance of any Common Stock, the terms of the offering thereof and related matters, the Common Stock will be duly and validly authorized and (ii) when the shares of Common Stock have been issued, delivered and paid for in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and nonassessable.

2.     With respect to the Preferred  Stock, (i) (A) when all necessary and appropriate corporate action has been taken by the Company and its stockholders, including to authorize approve the terms of any class or series of Preferred Stock, the terms of the offering thereof and related matters and (B) a Certificate of Designation (a “Certificate”) relating thereto has been duly executed and filed with the Delaware Secretary of State, the Preferred Stock will be duly and validly authorized and (ii) when the shares of Preferred Stock have been issued, delivered and paid for in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.     With respect to the Depositary Shares, when (i) all necessary and appropriate corporate action has been taken by the Company, including to authorize and approve the issuance of any Depositary Shares, the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (ii) one or more deposit agreements (each, a “Deposit Agreement”), between the Company and a depositary to be named therein (the “Depositary”) has been duly executed and delivered by the parties thereto, (iii) the Preferred Stock represented by the Depositary Shares has been duly issued and delivered to the Depositary (assuming such Preferred Stock is validly issued, fully paid and nonassessable), (iv) the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock have been duly executed, issued and delivered in accordance with the Deposit Agreement and (v) when the Depositary Shares have been issued, delivered and paid for in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders to the rights specified in the Depositary Shares and the Deposit Agreement.

4.     With respect to the Warrants, when (i) (A) all necessary and appropriate corporate action has been taken by the Company and its stockholders, including to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (B) a warrant agreement relating to Warrants, and each amendment thereof or supplement thereto (each such warrant agreement, as so amended or supplemented, being referred to as a “Warrant Agreement”), has been duly executed and delivered by the parties thereto, assuming the legality and validity of the Securities (other than Warrants) underlying such Warrants, the Warrants will be duly and validly authorized, and (ii) the Warrants are duly executed by the Company, authenticated by the warrant agent and issued, delivered and paid for and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, assuming the documents governing the Warrants are governed by New York law, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will entitle the holders thereof to the rights specified in the Warrant Agreement.

5.     With respect to the Rights, when (i) all necessary and appropriate corporate action has been taken by the Company and its stockholders, including to authorize and approve the issuance and terms of any Rights, the terms of the offering thereof and related matters, (ii) a rights agreement relating to the Rights, and each amendment thereof or supplement thereto (each such rights agreement, as so amended or supplemented, being referred to as a “Rights Agreement”) has been duly authorized and validly executed and delivered by the parties thereto and (iii) a certificate evidencing the Rights has been duly executed, attested, issued and delivered in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Rights Agreement and the applicable definitive purchase, underwriting or similar agreement, assuming the documents governing the Rights are governed by New York law, the Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will entitle the holder thereof to the rights specified in the Rights Agreement.

6.     With respect to the Debt Securities, when (i) (A) all necessary and appropriate corporate action has been taken by the Company and its stockholders, including to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters (B) the Senior Indenture or the Subordinated Indenture, as the case may be, has been qualified under the Trust Indenture Act of 1939, as amended, and (C) the Senior Indenture, the Subordinated Indenture and any amendment of or supplement to the Senior Indenture or Subordinated Indenture, as the case may be (each of the Senior Indenture and the Subordinated Indenture, as so amended or supplemented, being referred to as an “Indenture,” and the trustee under any Indenture being referred to as a “Trustee”), has been duly authorized, executed and delivered by the Company, as issuer thereunder, and the other parties thereto, the Debt Securities will be duly and validly authorized and (ii) when the Debt Securities are duly authorized and executed by the Company, authenticated by the relevant Trustee and issued, delivered, and paid for in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement, assuming the documents governing the Debt Securities are governed by New York law, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof, entitled to the benefits of the relevant Indenture.

7.     With respect to the Share Purchase Contracts, when (i) (A) all necessary and appropriate corporate action has been by the Company and its stockholders, including to authorize and approve the issuance and terms of the Share Purchase Contracts, the terms of the offering thereof and related matters, (B) a Purchase Contract Agreement relating to Share Purchase Contracts, and each amendment thereof or supplement thereto (each such Purchase Contract Agreement, as so amended or supplemented, being referred to as a “Purchase Contract Agreement”) has been duly authorized and validly executed and delivered by the parties thereto, assuming the legality and validity of the Securities (other than Share Purchase Contracts) underlying such Share Purchase Contracts, the Share Purchase Contracts will be duly and validly authorized and (ii) the Share Purchase Contracts are duly executed by the Company, authenticated by the purchase contract agent and issued, delivered and paid for and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement, assuming the documents governing such Share Purchase Contracts are governed by New York law, the Share Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will entitle the holders thereof to the rights specified in the Purchase Contract Agreement.

8.     With respect to the Share Purchase Units, when (i) all necessary and appropriate corporate action has been taken by the Company and its stockholders, including to authorize and approve the issuance and terms of the Share Purchase Units, the terms of the offering thereof and related matters, (ii) the purchase agreement for the Share Purchase Units has been duly authorized and validly executed and delivered by the parties thereto and (iii) the Share Purchase Units have been duly executed and issued, delivered and paid for in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein in the appropriate purchase agreement and the applicable definitive purchase, underwriting or similar agreement, assuming the documents governing such Share Purchase Units are governed by New York law, the Share Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

9.     With respect to the Units, when (i) (A) all necessary and appropriate corporate action has been taken by the Company and its stockholders, including to authorize and approve the issuance and terms of the Units, the terms of the offering thereof and related matters and (B) a unit agreement relating to Units, and each amendment thereof or supplement thereto (each such unit agreement, as so amended or supplemented, being referred to as a “Unit Agreement”) has been duly authorized and validly executed and delivered by the parties thereto, assuming the legality and validity of the Securities (other than Units) underlying such Units, the Units will be duly and validly authorized and (ii) when the Units are duly executed by the Company, authenticated by the unit agent and issued, delivered and paid for and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the

Unit Agreement and the applicable definitive purchase, underwriting or similar agreement, assuming the documents governing such Units are governed by New York law, the Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will entitle the holders thereof to the rights specified in the Unit Agreement.

B.    The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.  Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

We express no opinion as to provisions of the documents referenced in this opinion letter insofar as such provisions relate to (i) the subject matter jurisdiction of a United States federal court to adjudicate any controversy relating to such documents, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States federal court, (iii) the waiver of right to a jury trial, (iv) the validity or enforceability under certain circumstances of provisions of the documents with respect to severability or any right of setoff, or (v) limitations on the effectiveness of oral amendments, modifications, consents and waivers.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations.  We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the related prospectus or any prospectus supplement thereto.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP